EXHIBIT 10.45

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF MISSOURI

IN RE:                         )        IN PROCEEDINGS UNDER CHAPTER 11
                               )
BRIDGE INFORMATION SYSTEMS,
INC.                           )
                               )        CASE NO. 01-41593-293
             DEBTOR.           )
                               )        HONORABLE DAVID P. MCDONALD
                               )        UNITED STATES BANKRUPTCY JUDGE
--------------------------------


                 STIPULATION AND ORDER BY AND AMONG MCI WORLDCOM
         COMMUNICATIONS CORPORATION, ITS UTILITY-AFFILIATES, AND BRIDGE
       INFORMATION SYSTEMS, INC., AS DEBTOR AND DEBTOR IN POSSESSION, AND
                       SAVVIS COMMUNICATIONS CORPORATION



         STIPULATION AND ORDER by and among MCI WorldCom Communications Corporation and certain of its utility-affiliates (collectively, but excluding MCI International, Inc., "MCI") and UUNet Technologies, Inc. ("UUNET" and together with MCI, the "Service Providers") and Bridge Information Systems, Inc., as debtor and debtor in possession (the "Debtor"), and Savvis Communications Corporation ("Savvis"), executed as of this 23rd day of March 2001.

                               FACTUAL BACKGROUND

         WHEREAS, on February 15, 2001 (the "Petition Date"), the Debtor and certain of its debtor-affiliates (collectively, the "Debtors" and together with Savvis, the "Customers") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. 101, et.seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division (the "Court").

         WHEREAS, the Debtors provide high performance, global, data, networking and internet services for multinational corporations and internet service providers.

         WHEREAS, the Service Providers furnish telecommunications services to business, consumer and other customers, through their network of fiber optic cables, digital microwave, and fixed and transportable satellite earth stations. The products and services furnished by the Service Providers include switched and dedicated long distance products, 800 services, calling cards, operator services, domestic and international private lines, and internet access.

         WHEREAS, prior to the Petition Date, the Service Providers provided telecommunications services to the Debtor pursuant to a Carrier Global Services Agreement executed by the Debtor on September 14, 1999, and by MCI on October 18, 1999 (the "Carrier Agreement").

         WHEREAS, pursuant to an Assignment and Assumption Agreement executed by the Debtor and Savvis in February 2000 and by MCI in March 2000 (the "Assignment and Assumption Agreement"), the Debtor "absolutely and unconditionally assign[ed] and transfer[red] to Savvis all of the [the Debtor's] right, title and interest in and to the [Carrier] Agreement."

         WHEREAS, Savvis agreed to "accept[] said transfer and assignment and [to] assume[] all the duties, obligations and liabilities of [the Debtor] to [MCI] under the [Carrier] Agreement."

         WHEREAS, MCI consented to the assignment and assumption and "release[d] [the Debtor] from any further obligations under the [Carrier] Agreement."

         WHEREAS, UUNet provides telecommunications services to Savvis pursuant to a Master Internet Service Agreement dated as of June 4, 1999 (the "Master Internet Services Agreement") and UUDIRECToOC12 Burstable Agreement dated June 28, 2000 (the "Burstable Agreement" and collectively with the Carrier Agreement, the Assignment and Assumption Agreement, and the Master Internet Services Agreement, and any other service agreements, the "Agreements").

         WHEREAS, Savvis has numerous open and delinquent accounts with the Service Providers.

         WHEREAS, the Debtors also have open and delinquent accounts with the Service Providers. WHEREAS, as of the Petition Date, the Service Providers assert that Savvis owed an aggregate unpaid balance in the amount of at least $8,810,216.62.

         WHEREAS, Savvis' average consumption of the Service Providers' services results in invoices charges in the approximate amount of $4,400,000 per month.

         WHEREAS, the Service Providers assert that the Debtor owes at least $320,000 to the Service Providers as of the Petition Date. Currently, the Service Providers have been providing approximately $36,224.16 in monthly telecommunications services to the Debtor since the date of the Assignment and Assumption Agreement.

         WHEREAS, on the Petition Date, the Debtor filed a Motion for Entry of Order (1) Determining Adequate Assurance of Payment for Future Utility Services; and (2) Prohibiting Utility Companies from Discontinuing, Altering, or Refusing Service Pursuant to 11 U.S.C. Section 366 (the "Utility Motion").

         WHEREAS,  pursuant to the Utility  Motion,  this Court entered an Order
(1) Restraining Utilities from Discontinuing,  Altering or Refusing Service, and
(2) Establishing Procedure for Determining Adequate Assurance (the "Utility Order").

         WHEREAS, the Service Providers filed a Motion For An Order (A) Vacating The Order (1) Restraining Utilities From Discontinuing, Altering Or Refusing Service Pursuant To 11 U.S.C. Section 366, And (2) Establishing Procedures For Determining Adequate Assurances And (B) Providing That MCI WorldCom Is Entitled To Terminate The Provision Of Services To Savvis Communications Corporation, A Non-Debtor, And The Debtors (the "Motion to Vacate").

         WHEREAS, this Court held a hearing on the Motion to Vacate on March 14, 2001, and indicated that it would enter an order vacating the Utility Order.

         WHEREAS, the Service Providers furnish telecommunications services that are essential to Savvis' and the Debtors' continued business operations.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows

         1. Incorporation of Recitals. The foregoing recitals are incorporated by reference.

         2. Wire Instructions. The Customer shall make all payments to the Service Providers under this Stipulation and Order in immediately available funds by wire transfer to the following account so that each payment is received by the Service Providers on or before noon prevailing Central time on the due date (the "Wire Instructions"), except for the March 22 payment, which has been made.

         3. Cure Payments. The Debtors and/or Savvis shall make cure payments to the Service Providers pursuant to the Wire Instructions in the following amounts, which are not subject to any dispute, credit, offset, right of recoupment, or other defense, on the following due dates (each a "Cure Payment"):

            a. TWO MILLION FORTY NINE THOUSAND THREE HUNDRED SEVENTY SEVEN DOLLARS ($2,049,377), due on or before Thursday, March 22, 2001, the "March 22, Payment").

            b. ONE MILLION TWO THOUSAND SEVEN HUNDRED THIRTY SEVEN DOLLARS ($1,002,737), due on or before Friday, March 30, 2001;

            c. TWENTY THREE THOUSAND SEVEN HUNDRED SIXTY NINE DOLLARS AND FORTY CENTS ($23,769.40), due on or before Friday, March 30, 2001;

            d. THREE MILLION FIVE HUNDRED FIFTEEN THOUSAND FOUR HUNDRED NINE DOLLARS ($3,515,409), due on or before April 2, 2001; and

            e. ONE MILLION SIX HUNDRED FIFTY THOUSAND ONE HUNDRED SEVENTY FIVE DOLLARS AND NINETEEN CENTS ($1,650,175.19), due on or before April 16, 2001.

         4. Outstanding Dispute. In addition to the amount of the Cure Payments, UUNet asserts that Savvis owes an additional $114,359 in overdue invoice charges (the "Disputed Amount"). Savvis asserts that the Disputed Amount is due and owing to UUNet. The parties are attempting amicably to resolve this dispute. In the event that such dispute is not resolved on or before April 30, 2001, Savvis shall pay the Disputed Amount to UUNet on May 1, 2001, subject to the terms and provision of paragraph 14 below.

         5. Payments for April Services. The Debtors and/or Savvis shall make the following payments for services provided by the Service Providers during April 2001 (each an "April Service Payment") pursuant to the Wire Instructions:

            a.   approximately   THREE  MILLION  SIX  HUNDRED  THOUSAND  DOLLARS
($3,600,000), which may be adjusted as reflected in MCI's actual invoices, and which is due on or before April 30, 2001; and

            b. approximately EIGHT HUNDRED THOUSAND DOLLARS ($800,000), which may be adjusted as reflected in UUNet's actual invoices, and which is due on May 30, 2001.

         6. Monthly Payments. Subject to the Service Providers' right to require Bi-Weekly Payments pursuant to paragraph 7 below, commencing on May 31, 2001, and on the last business day of each calendar month thereafter, pursuant to the Wire Instructions, the Debtors and/or Savvis shall pay all outstanding invoices for services rendered during that particular calendar month (each a "Monthly Payment"). The Service Providers estimate that the Monthly Payment for services provided in May 2001 will be approximately FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS ($4,400,000), as may be adjusted and reflected in the Service Providers' actual invoices.

         7. Right to Require Bi-Weekly Pre-Payments. With respect to all services to be provided on and after May 1, 2001, the Service Providers shall have the right, but not the obligation, in their sole discretion, to demand that the Customers commence making bi-weekly pre-payments for services to be provided during a two-week period (each a "Bi-Weekly Payment"). Each such Bi-Weekly Payment shall be due by noon prevailing Central time on the Wednesday preceding the two-week period to commence on the following Monday (or Tuesday, May 1, 2001, with respect to the week commencing on April 30, 2001).

         8. Adjustment to Bi-Weekly Payments. The Service Providers shall also have the right, but not the obligation, to increase or decrease the amount of future Bi-Weekly Payments based upon the Customers' actual aggregate usage of the Service Providers' telecommunications services during any preceding bi-weekly period. The Service Providers shall provide written notice to the Customers of such adjustment in the Bi-Weekly Payment. Any such adjustments shall take effect within one (1) business day upon the Service Providers' service of such notice to the Customers.

         9. True Ups. Within fifteen (15) days after the conclusion of each two-week period for which the Debtors and/or Savvis make a Bi-Weekly Payment, the Service Providers shall compare the amount of the Customers' actual usage for the two-week period with the amount of such Bi-Weekly Payment (a "True Up"). By way of illustration, if the Service Providers elect to require Bi-Weekly Payments, assuming that the Debtors and/or Savvis make the Bi-Weekly Payment for the two-week period commencing May 7, 2001, and ending on May 20, 2001, the Service Providers shall, on or before June 4, 2001, compare the Customers' actual usage to the amount of the Bi-Weekly Payment for such two-week period.

            If the Service Providers determine that the amount of the Customers' usage during such period exceeds the amount of the Bi-Weekly Payment made by the Customers for such two (2) week period, the Debtors and/or Savvis shall pay any such difference to the Service Providers within forty-eight (48) hours after receiving written notice of such difference. Any such payment shall be made pursuant to the Wire Instructions.

            If the Service Providers determine that the Customers' usage during such period is less than the Bi-Weekly Payment for such period, the Customers shall be entitled to reduce the next Bi-Weekly Payment by such difference.

         10. Limitation of Use of The Service Providers' Telecommunications Services. During any two (2) week period, the Customers shall not consume telecommunications services in an amount greater than the Bi-Weekly Payment for such two (2) week period. If at any time, the Customers' actual use of services, if continued for the two week period, would exceed the amount of service paid by the Bi-Weekly Payment for such two week period, the Service Providers may require the Customers to make an interim additional Bi-Weekly Payment in an amount sufficient to make up the projected shortfall. The Customer shall make the interim additional payment pursuant to the Wire Instructions no later than forty-eight (48) hours after the Customers' receipt of a written notice from the Service Providers of the amount of the interim additional Bi-Weekly Payment due.

         11. Continued Provision of Services. Except as otherwise provided herein, the Service Providers shall not terminate services to Savvis or the Debtors on account of overdue invoice charges on the accounts for which Savvis and/or the Debtors are required to make Cure Payments. Notwithstanding the foregoing, the Service Providers reserve the right to identify additional service providers or accounts and to proceed with the collection of such accounts, which shall not be governed by this Stipulation and Order; provided, however, that such services shall not be terminated without at least three (3) business days notice.

         12. Termination Upon Non-Payment or Conversion. Upon (a) conversion of any of the Debtors' bankruptcy cases to a case under Chapter 7 of the Bankruptcy Code, or (b) the Customers' failure to make any portion of a payment to the Service Providers, including without limitation, any portion of a Cure Payment, April Service Payment, Monthly Payment, Bi-Weekly Payment, interim additional Bi-Weekly Payment, the Disputed Amount, or any portion of a True-Up when and as such payments are due, the Service Providers shall have the right, upon three
(3) business days written notice, to terminate (i) all services to the non-paying Customer(s) and/or (ii) any or all Agreements or other telecommunications services agreements between the Service Providers and the Customers.

         13. No Injunctive Relief. This Court shall not enter, and neither the Customers nor their counsel on either Customer's behalf, shall seek the entry of, an order restraining or enjoining the Service Providers' exercise of their rights under this Stipulation and Order, including but not limited to the termination rights described in the preceding paragraph; provided, however, that the Customers shall have the right to seek an order to maintain service on the sole grounds that the Customers have made the payments required by this Agreement. The Service Providers shall have the right to oppose the Customers' request for such an order and to assert, inter alia, that this Court may not enjoin the Service Providers' rights under Section 366(b) (with respect to any debtor) or applicable law.

         14. Billing Disputes. Except to the extent that the Court makes a finding otherwise with respect to a payment obligation pursuant to paragraph 13 above, notwithstanding that Savvis and/or the Debtors dispute the Service Providers' determination of the amount of any payment due under this Stipulation and Order, Savvis' and/or the Debtors' obligations to pay such amount in full, when and as due is and shall be absolute. After payment if the Service Providers and the Customers cannot resolve such dispute, the parties shall submit such dispute to mediation under the rules of and before the American Arbitration Association in New York, New York. If such mediation is unsuccessful or unresolved within forty-five (45) days, either of the Customers may file a motion in the bankruptcy court for a determination of the proper amount of such payment.

         15. Notices. Any notices pursuant to this Stipulation and Order may be served upon the Debtors or Savvis, respectively, at the following address or facsimile number:

         If to the Debtors:

         Bridge Information Systems, Inc.
         Attn:  Sankar Krishnan
         Chief Restructuring Officer
         Three World Financial Center
         Twenty Seventh Floor
         New York, NY  10281-1009
         Facsimile No: (212) 372-7158

                  with a copy to:

         Thomas J. Moloney, Esquire
         Cleary Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, NY  10006
         Facsimile No: (212) 225-3999


         If to Savvis:

         Savvis Communications Corporation
         Attn: Steve Gallant, General Counsel
         717 Office Parkway
         St. Louis, MO  63141
         Facsimile No: (314) 468-7550

                  with a copy to:

         Robert H. Brownlee, Esquire
         Thompson Coburn LLP
         One Firstar Plaza
         St. Louis, MO  63101
         Facsimile No: (314) 552-7000

         16. Any notice sent by mail is effective three (3) days after mailing. Any notice sent by facsimile is effective upon completion and sender's confirmation of the facsimile transmission.

         17. Debtor Deemed To Be Source of Payment. All payments made pursuant to this Stipulation and Order shall be deemed to be transfers of property of the Debtor and not transfers of property of Savvis, regardless of whether Savvis or the Debtor actually makes the payment. For purposes of Section 549 of the Bankruptcy Code, all such payments are hereby authorized by this Court pursuant to Section 105 and 363 of the Bankruptcy Code, and such payments shall not be avoidable in any bankruptcy case filed by, or against, Savvis.

         18. Venue of Any Savvis' Bankruptcy. In the event that Savvis files a bankruptcy petition, venue of such case under 11 U.S.C. Section 1408 should be the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division. In the event that Savvis files, or is subject to, a bankruptcy petition in any other jurisdiction, Savvis consents to transfer venue of such bankruptcy case to the Eastern District of Missouri, Eastern Division.

         19. Non-Avoidability. No payments to the Service Providers under this Stipulation and Order shall be avoidable in any bankruptcy case of the Debtor or Savvis, whether under Chapter 5 of the Bankruptcy Code, applicable state law, or otherwise.

         20. Expiration of Stipulation. With respect to Savvis, this Stipulation and Order shall expire on August 1, 2001, provided that Savvis has paid
(pursuant to the terms of this Stipulation) all invoices from the Service Providers due on or before July 31, 2001. With respect to the Debtors, this Stipulation and Order shall expire upon the effective date of confirmation of a plan of reorganization or the conversion of any of the Debtors' bankruptcy cases to a case under Chapter 7 of the Bankruptcy Code. The expiration of this Stipulation and Order with respect to Savvis and/or the Debtors shall not affect any party's rights and obligations arising prior to the expiration. All such rights and obligation shall survive the expiration of this Stipulation and Order.

         21. Execution in Counterparts. This Stipulation and Order may be executed in any number of counterparts and by the different parties to this Stipulation and Order on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same Stipulation and Order.

         22. Jointly Drafted. The preparation of this Stipulation and Order has been a joint effort of the parties and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

         23. No Third Party Beneficiaries. The rights and benefits of this Stipulation and Order shall not inure to the benefit of any third party, including but not limited to any other telecommunications service provider. Except to the extent permitted by Section 365 of the Bankruptcy Code, the telecommunications services provided by the Service Providers under this Stipulation and Order or the Agreements shall not be resold or transferred in violation of the Agreements.

         24. No Assignment. This Stipulation and Order is not assignable.

         25. No Effect Upon Rights Under Section 365, Etc. Nothing in this Stipulation and Order is intended to, or does, affect (i) the Debtor's right to reject, assume and/or assign the Agreements pursuant to, and in accordance with, 11 U.S.C. Section 365, (ii) the Service Providers' rights under 11 U.S.C.
Section 365, or (iii) any other rights or defenses of the parties under the Bankruptcy Code.

         26. Entire Agreement. This Stipulation and Order and the Agreements constitute the entire agreement among the parties and this Stipulation and Order supercedes any and all prior agreements or understandings between or among the parties or any of them arising out of or relating to the Agreements or the provision of telecommunications services by any of the Service Providers to the Debtor and may only be amended by a writing signed by the party against whom enforcement is sought. Except to the extent modified by this Stipulation and Order, the Agreements shall be valid and enforceable.

         27. Court Approval. This Stipulation and Order is subject to and shall become binding upon the approval of the Court.

         28. Successors. This Stipulation and Order shall be binding upon the Service Providers and the Debtor and each of their successors.


/s/ David A. Sosne                          /s/ Thomas J. Moloney by
---------------------------------           --------------------------
DAVID A. SOSNE                              THOMAS J. MOLONEY
SUMMERS, COMPTON,                           CLEARY, GOTTLIEB,
       WELLS & HAMBURG                         STEEN & HAMILTON
8909 Ladue Road                             One Liberty Plaza
St. Louis, MO  63124                        New York, NY  10006
(314) 991-4999                              (212) 225-2000

         and                                Counsel for the Debtors

ROBERT P. SIMONS                            /s/ Robert T. Brownlee
KURT F. GWYNNE                              ---------------------------
Pittsburgh, PA  15219-1886                  ROBERT BROWNLEE, ESQUIRE
(412) 288-3131                              THOMPSON COBURN LLP
                                            One Firstar Plaza
                                            St. Louis, MO  63101
Counsel for The Service Providers           (314) 552-6000

                                            Counsel for Savvis Communications
                                            Corporation

            AND NOW, this 23rd day of March, 2001, it is SO ORDERED.

                                        BY THE COURT:

                                       /s/ David P. McDonald
                                       --------------------------------
                                       U.S. BANKRUPTCY JUDGE


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